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                                                                    EXHIBIT 23.1

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89333) pertaining to the 1999 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-70290) pertaining to the Amended and Restated Stock Option Plan, the Registration Statement (Form S-8 No. 333-44306) pertaining to the 1998 Mainbrace Stock Option Plan, the Registration Statement (Form S-8 No. 333-70210) pertaining to the 2000 Non-Qualified Stock Option Plan, the Registration Statement (Form S-8 No. 333-85340) pertaining to the 1996 Infogation Stock Option Plan, and the Registration Statement (Form S-8 No. 333-90848) pertaining to the Amended and Restated Stock Option Plan and the 1999 Employee Stock Purchase Plan of BSQUARE Corporation of our report dated January 22, 2003, except for the last two paragraphs of Note 7, as to which the date is February 28, 2003, with respect to the 2002 consolidated financial statements and schedule of BSQUARE Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                             ERNST & YOUNG LLP

Seattle, Washington

March 19, 2003



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